UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2024
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EQT Exeter Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	333-273163 (Commission File Number)	88-4108741 (I.R.S. Employer Identification Number)
Five Radnor Corp Center, 100 Matsonford Road, Suite 250 Radnor, PA 19087
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (610) 828-3200

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 24, 2024, Linda Van Etten, EQT Exeter Real Estate Income Trust, Inc.'s (the "Company") Controller and Treasurer, provided notice of her intent to resign from the Company. Ms. Van Etten’s resignation is effective May 17, 2024. Ms. Van Etten’s departure is not a result of any disagreement between Ms. Van Etten and the Company, the Company’s adviser, Exeter Property Group, LLC, or any other affiliates of the Company.
Item 7.01 Regulation FD Disclosure.
April 2024 Distributions
On April 30, 2024 (the "Record Date"), the Company declared distributions for its Class E common stock in the amount per share set forth below:

April 30, 2024
Record Date Distribution
Class E Common Stock	$0.03724
As of the Record Date, the Company had no outstanding shares of Class T, Class S, Class D, Class I, Class A-I, or Class A-II common stock. The distributions are payable to stockholders of record immediately following the close of business on the Record Date. These distributions will be paid on or about May 10, 2024 and will be paid in cash or reinvested in shares of the Company's common stock for stockholders participating in the Company's distribution reinvestment plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 30, 2024	EQT Exeter Real Estate Income Trust, Inc.

		By:	/s/ J. Peter Lloyd
		Name:	J. Peter Lloyd
		Title:	Chief Financial Officer and Director

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